UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2016

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

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Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01Regulation FD Disclosure

On June 9, 2016, Tutor Perini Corporation (the “Company”) announced the pricing of $175.0 million in aggregate principal amount of its 2.875% convertible senior notes due 2021 (the “convertible notes”). The Company granted an option to the initial purchasers for up to an additional $25.0 million in aggregate principal amount of convertible notes.

The convertible notes are expected to be issued on June 15, 2016, subject to customary closing conditions, and will bear cash interest at a rate of 2.875% per annum, payable semi-annually on June 15 and December 15, beginning on December 15, 2016. Beginning on June 15, 2019, the Company may redeem for cash all or part of the notes, at its option, if certain conditions are met. The Company may not redeem the convertible notes prior to June 15, 2019.

The convertible notes will be convertible into cash, shares of the Company’s common stock or a combination thereof, at the Company’s election, based on an initial conversion rate of 33.0579 shares of common stock per $1,000 principal amount (equivalent to an initial conversion price of approximately $30.25 per share, which represents a premium of approximately 37.5% to the closing price of the Company’s common stock reported on the New York Stock Exchange on June 9, 2016).

The Company intends to use the proceeds from this offering to repay $100 million (or $125 million if the initial purchasers’ option to purchase additional notes is exercised in full) of the borrowings outstanding under its term loan, with the remainder of the net proceeds to be used to repay borrowings outstanding under its revolving credit facility, to pay fees and expenses related to the offering and for general corporate purposes.

A copy of the press release is being furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

Forward-Looking Statements

The statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s intentions, expectations or beliefs regarding the convertible notes offering. The Company’s current expectations and beliefs are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance, however, that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results to be materially different from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Item 9.01Financial Statements and Exhibits

(d)Exhibits.

Exhibit Number	Description
99.1	Press release dated June 9, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: June 9, 2016	By:	/s/Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer